EXHIBIT 11.1


                     Transport Corporation of America, Inc.
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)
                                   (unaudited)


                                                         Three months ended              Nine months ended
                                                            September 30,                  September 30,
                                                   ----------------------------    ----------------------------
                                                       2001            2000            2001            2000
                                                   ------------    ------------    ------------    ------------
Net earnings                                       $        478    $      1,647    $        102    $      3,824
                                                   ============    ============    ============    ============

Average number of common
    shares outstanding                                7,202,184       7,175,780       7,194,569       7,169,452

Average number of common shares outstanding,
    non-detachable put                                        0       1,155,000               0       1,155,000
                                                   ------------    ------------    ------------    ------------
Average number of common shares outstanding,
    including non-detachable put                      7,202,184       8,330,780       7,194,569       8,324,452

Dilutive effect of outstanding stock
    options and warrants                                 15,838          39,685           9,240          16,117

Dilutive effect of non-detachable put option                  0       1,510,749               0       1,437,305
                                                   ------------    ------------    ------------    ------------
Average number of common and dilutive potential
    common shares outstanding                         7,218,022       9,881,214       7,203,809       9,777,874
                                                   ============    ============    ============    ============
Basic earnings per share                           $       0.07    $       0.20    $       0.01    $       0.46
                                                   ============    ============    ============    ============
Diluted earnings per share                         $       0.07    $       0.17    $       0.01    $       0.39
                                                   ============    ============    ============    ============